UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-3

                                 Amendment No. 1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              EAGLE BROADBAND, INC.
               (Exact name of registrant as specified in charter)

                   Texas                                 76-0494995
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)            Identification Number)

                              101 Courageous Drive
                          League City, Texas 77573-3925
                                 (281) 538-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Dr. H. Dean Cubley
                                Chairman and CEO
                              101 Courageous Drive
                          League City, Texas 77573-3925
                                 (281) 538-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                 April E. Frisby

                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                             Newport Beach, CA 92660
                                 (949) 475-9086

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                    CALCULATION OF REGISTRATION FEE

---------------------------- ------------ ---------------- ----------------- ----------------
   Title of each class of                 Proposed maximum     Proposed
      securities to be       Amount to be  offering price  maximum aggregate     Amount of
         registered           registered    per share(1)    offering price   Registration fee
---------------------------- ------------ ---------------- ----------------- ----------------
$.001 par value common stock  15,995,650      $.38          $6,078,347.00           $491.74
---------------------------- ------------ ---------------- ----------------- ----------------
$.001 par value common         1,000,000      $.38            $380,000.00            $30.74
stock underlying options
---------------------------- ------------ ---------------- ----------------- ----------------
Total                         16,995,650                    $6,458,347.00           $522.48*
---------------------------- ------------ ---------------- ----------------- ----------------
   (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices of common stock of Eagle Broadband, Inc. on June
        30, 2003 of $.38. The shares being registered in this Form S-3 have previously been issued as restricted shares.
*Previously paid.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to completion, dated July ___, 2003


                             Preliminary Prospectus

                        16,995,650 SHARES OF COMMON STOCK

                              EAGLE BROADBAND, INC.


This prospectus relates to the offer and sale of 16,995,650 previously issued shares of our common stock to be offered by the selling stockholders identified in this prospectus. The prices at which the selling stockholders may sell these shares will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We will not receive any of the proceeds from the sale of these shares.


Our common stock is quoted on the American Stock Exchange under the symbol "EAG." On June 30, 2003, the last sale price of our common stock as reported on the American Stock Exchange was $.38 per share.


INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" ON PAGE 4 TO READ ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is July ___, 2003

                                TABLE OF CONTENTS

                                                                  PAGE
 Prospectus Summary.................................................4
 Risk Factors.......................................................4
 Forward-Looking Statements.........................................6
 Use of Proceeds....................................................6
 Selling Stockholders...............................................6
 Plan of Distribution...............................................7
 Where You Can Find More Information................................7
 Incorporation by Reference.........................................7
 Legal Matters......................................................8
 Experts............................................................8

                               PROSPECTUS SUMMARY

This is only a summary and may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section included elsewhere in this prospectus. In this prospectus, "we," "us," and "our" refer to Eagle Broadband, Inc., its predecessors, and its consolidated subsidiaries.

                              EAGLE BROADBAND, INC.

OVERVIEW

Eagle Broadband, Inc. is a worldwide supplier of broadband products and services, providing telecommunications equipment with related software, broadband products, and fiber and cable as used by service providers in the broadband market. The company designs, manufactures, markets and services its products under the Eagle Broadband, Inc., and BroadbandMagic names. These products include transmitters, receivers, controllers, software, convergent set-top boxes, fiber, cable, and other equipment used in commercial and personal communications systems and radio and telephone systems. Additionally, the company provides cable television, telephone, security, Internet connectivity, and related services under a bundled digital services package, commonly known as "BDS," through single source billing. Also provided is last mile cable and fiber installation services as well as comprehensive IT products and services.

The company's subsidiaries are: Atlantic Pacific Communications, Inc.
(APC); Etoolz, Inc. (ETI); Eagle Wireless International, Inc. (EWI); Eagle Broadband Services, Inc.; ClearWorks.net, Inc. (.NET); ClearWorks
Communications, Inc. (COMM); ClearWorks Home Systems, Inc. (HSI); Contact Wireless, Inc. (CWI); DSS Security, Inc. (DSS); United Computing Group, Inc.
(UCG); and Link Two Communications, Inc. (LINK II).

Most of Eagle's broad line of products have been tested and approved by the Federal Communications Commission. Eagle provides service and support for its products, as well as consulting and research development on a contract basis.

Eagle offers products targeting end users of broadband services that include Internet, telephone, cable style television over fiber, and security monitoring services or BDS. Each subscriber gives the company an opportunity to create a recurring revenue stream and to generate up-front product revenue by adding a number of current and future hardware and software and service products, such as the set-top-box to the existing ClearWorks contracts. This balance of near-term and long-term recurring revenue is a combination that in the opinion of management is highly desirable. Eagle believes hardware, installation and home wiring for the current BDS contracts alone have the potential to generate near-term revenue for the company. The combination of Eagle's convergent hardware products, network services, wireless products, wireless network and spectrum services, and strong manufacturing and R&D capabilities and BDS "last mile" cable and fiber installation should provide a well-balanced revenue mix as the combined company provides a full complement of broadband products and services to its customers.

Eagle through its subsidiary, Atlantic Pacific Communications, Inc., is also engaged in the business of nationwide sales and installation of fiber optic and Internet wiring to commercial customers.

Eagle was incorporated in May 1993, but did not conduct any substantive business operations until April 1996. In August 1997 Eagle amended its articles of incorporation and changed its name to Eagle Wireless International and then subsequently in February 2002 to Eagle Broadband, Inc., its current name. Eagle's principal place of business is located at 101 Courageous Drive, League City, Texas 77573 and its telephone number is (281) 538-6000.

                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing the company. Additional risks and uncertainties not presently known to or that are currently deem immaterial also may impair Eagle's business operations. If any of the following risks actually occur, Eagle's business could be harmed.

EAGLE WILL NEED ADDITIONAL WORKING CAPITAL.

At August 31, 2002, the company had $3,421,000 in cash and cash equivalents. At February 28, 2003, Eagle had $1,653,000 in cash and cash equivalents. Accordingly, as of February 28, 2003, Eagle had a limited amount of cash and cash equivalents. As such, if its current cash is insufficient to fund its operating and long-term capital needs, Eagle will rely on future bests-efforts financing for capital. The company will need to raise additional capital to fund ongoing operations and long-term capital needs. While Eagle is pursuing several best efforts debt and equity capital raises, there can be no assurance that Eagle will raise sufficient capital to fund operations during the fiscal year. If the company is not successful in raising additional capital, it may have to curtail or suspend certain operations.

EAGLE'S PRODUCTS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND AN INABILITY ON ITS PART TO ADAPT OR ADJUST ITS TECHNOLOGY TO THESE DEVELOPMENTS MAY HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS.

The design, development, and manufacturing of personal communication systems, specialized mobile radio products, and multimedia entertainment products are highly competitive and characterized by rapid technology changes. Eagle will compete with other existing products and may compete against other development technology. Development by others of new or improved products or technologies may make Eagle's products obsolete or less competitive. While management believes that Eagle's products are based on established state-of-the-art technology, there can be no assurance that they will not be obsolete in the near future or that Eagle will be able to develop a commercial market for its products in response to future technology advances and developments.

EAGLE'S SUCCESS DEPENDS UPON ITS ABILITY TO PROTECT ITS PROPRIETARY
TECHNOLOGIES.

Eagle relies on non-disclosure agreements with employees, and common law remedies with respect to its proprietary technology and the filing of patents on its key technology. There can be no assurance that others will not misappropriate Eagle's proprietary technologies or develop competitive technologies or products that could adversely affect Eagle. In addition, although Eagle is not aware of any infringement claims against it or any circumstances that could lead to such claims, there can be no assurance that these claims could not be made which could adversely affect its business.

Eagle's efforts to protect its intellectual property may cause it to become involved in costly and lengthy litigation, which could seriously harm its business. In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although it has not become involved in intellectual property litigation, it may become involved in litigation in the future to protect its intellectual property or defend allegations of infringement asserted by others. Legal proceedings could subject it to significant liability for damages or invalidate Eagle's proprietary rights. Any litigation, regardless of its outcome, would likely be time consuming and expensive to resolve and would divert management's time and attention. Any potential intellectual property litigation also could force Eagle to take specific actions, including:

o    Cease selling its products that use the challenged intellectual property;

o Obtain from the owner of the infringed intellectual property a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or

o    Redesign those products that use infringing intellectual property.

EAGLE FACES SUBSTANTIAL COMPETITION FROM COMPETITORS WITH SIGNIFICANTLY GREATER RESOURCES.

Eagle faces competition from many entities with significantly greater financial resources, well-established brand names, and larger customer bases. The numerous companies that may seek to enter its industry may expose Eagle to severe price competition for its products and services. Eagle expects competition to intensify in the future and expects significant competition from traditional and new telecommunications companies including, local, long distance, cable modem, Internet, digital subscriber line, microwave, mobile and satellite data providers.

A SYSTEM FAILURE COULD DELAY OR INTERRUPT EAGLE'S ABILITY TO PROVIDE PRODUCTS OR SERVICES AND HAVE A MATERIALLY ADVERSE EFFECT ON EAGLE'S BUSINESS.

Eagle's operations are dependant upon its ability to support its highly complex network infrastructure. Many of its customers are particularly dependent on an uninterrupted supply of services. Any damage or failure that causes interruptions in its operations could result in loss of these customers. Because of the nature of the services Eagle supplies and the complexity of Eagle's network, it is not feasible in all cases to maintain backup systems, and the occurrence of a natural disaster, operational disruption or other unanticipated problem could cause interruptions in the services it provides.

Additionally, the failure of a major supplier to provide the components and parts necessary for its products and services, or of a major customer to continue buying its goods and services, as a result of a natural disaster, operational disruption or any other reason, could cause interruptions in the service Eagle provides and adversely affect its business prospects, financial condition and results of operations.

STOCKHOLDERS FACE POSSIBLE VOLATILITY OF STOCK PRICE FOR EAGLE STOCK.

The market price of the common stock may experience fluctuations that are unrelated to the operating performance of Eagle. Eagle recently experienced a decrease in the market price of its common stock and the market price of its common stock has been quite volatile in the last 12 months. Eagle can provide no assurance that the current price will be maintained.

WE HAVE A LIMITED OPERATING HISTORY AND EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY SIMILAR COMPANIES.

We have a limited operating history and, accordingly, are subject to all of the substantial risks inherent in the commencement of an early-stage business enterprise. Additionally, we have a limited business history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in our common stock. Any investment should be considered a high-risk investment because we are an early-stage company with unforeseen costs, expenses, competition, and other problems.

NEW GOVERNMENT REGULATION COULD HURT OUR BUSINESS.

Our telecommunication and cable products are regulated by federal, state, and local governments. We are generally required to obtain regulatory approvals in connection with providing telephone and television services. For example, the cable and satellite television industry is regulated by Congress and the Federal Communications Commission, and various legislative and regulatory proposals under consideration from time to time may substantially affect our business. There is no guarantee that new laws or regulations will not affect our operations or that appropriate regulatory approvals will continue to be obtained.

OUR ABILITY TO ISSUE "BLANK CHECK" PREFERRED STOCK MAY MAKE IT MORE DIFFICULT FOR A CHANGE IN OUR CONTROL.

Our articles of incorporation authorizes the issuance of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors, without shareholder approval. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control and preventing shareholders from receiving a premium for their shares in connection with a change of control.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

The 16,995,650 shares covered by this prospectus may be sold by the selling stockholders into the public market pursuant to this prospectus. Further sales of shares of our common stock, or the perception that such sales may occur, could adversely affect the market price of our common stock. A depressed stock price could impair our ability to raise capital through the sale of equity securities.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, which includes the documents we have incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, or in the materials incorporated by reference into this prospectus. No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

                                 USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares of common stock in this offering.

                              SELLING STOCKHOLDERS


The following table sets forth as of June 30, 2003, the name of each selling stockholder, the number of shares of common stock that each selling stockholder beneficially owns, the number of shares offered hereby and the percentage of the class to be owned by the selling stockholders after completion of the offering. Except as otherwise noted, neither the selling stockholders nor any of their affiliates has held any position or office or has had any material relationship with us in the last three years.



                                    Number of Shares Beneficially Number of Shares   Percent of Class to
          Stockholder Name              Owned before Offering          Offered     be Owned after Offering
         -----------------              ---------------------          -------     -----------------------
         Accu-Tech Corporation               1,900,000              1,900,000(1)             0
         Jonathan Bailey                         2,128                  2,128(1)             0
         Brooks Whitehouse                      89,700                 89,286(3)             <1%
         Candlelight Investors, LLC          2,500,000              2,000,000(2)             <1%
         Carson Family Trust                   922,500                662,500(3)             <1%
         Jay D. Coatta                          78,865                 78,865(3)             0
         Randy L. Copeland                      17,168                 10,000(1)             <1%

         Cornell Capital Partners, L.P.     10,642,541                840,425(4)           7.42%

         EBB Liquidating Trust               1,666,035               1,666,035(2)             0
         Robert Fowler                         193,633                 93,633(3)             <1%
         FYBX Corp.                            172,414                172,414(3)             0
         Derek Hall                            205,342                200,342(1)             <1%
         Jonathan Hayden                        19,744                 15,729(1)             <1%
         HC1 Trust                           1,029,960                875,000(3)             <1%
         Steven S. Hester                       63,000                  9,375(1)             <1%
         Keith High                            375,346                282,486(3)             <1%
         Richard J. Iverson                    172,414                172,414(3)             0
         Kristi A. Johnston                     86,207                 86,207(3)             0
         Lane Kemper                           112,865                 78,865(3)             <1%
         Menachem Kranz                        100,122                100,122(3)             0
         Darren Lafferty                         9,849                  8,649(1)             <1%
         LDF Trust                             425,000                425,000(3)             0
         Michel A. Mejia and Cheyenne Mejia JT  89,325                 73,965(3)             <1%
         MJK Trading, Inc.                   3,181,818 (5)          3,181,818(6)             0
         Steven Newstat                         21,659                 21,659(1)             0
         Gene T. O'Bryan                       172,414                172,414(3)             0
         Mary C. O'Quinn                        27,563                 23,796(1)             <1%
         John F. Riley                         431,035                431,035(3)             0
         Russell M. Roth                        86,207                 86,207(3)             0
         Sealink Trust                         560,287                425,000(3)             <1%
         Jarvis P. Silliman                     19,974                 18,178(1)             <1%
         Phillip Smith                           2,253                  2,253(1)             0
         John J. Souza and Carolyn Souza JT ROS344,828                344,828(3)             0
         Spiritual Life Ministries              86,207                 86,204(3)             0
         Systom Trust                        1,447,974              1,447,974(3)             0
         Harold Vang                            33,056                 17,639(1)             <1%
         Wauson & Associates                   100,000                100,000(1)             0
         Weed & Co. LLP                        250,000 (7)            100,000(1)             <1%
         James West                             10,718                 10,718(1)             0
         Westrock Advisors, Inc.                21,277                 21,277(2)             0
         WHML Trust                            575,000                575,000(3)             0
         Zaremba Group LLC Defined Pension Plan 86,207                 86,207(3)             0

(1) Indicates shares previously issued to our employees, consultants and third parties for services rendered.
(2)  Indicates shares previously issued in settlement of legal matters.
(3) Indicates shares previously issued for conversion of Q-Series Bond investment to common shares of Eagle Broadband.
(4) Indicates shares previously issued in association with funding from Cornell Capital Partners.
(5) 1,000,000 shares are underlying options to purchase shares of the company common stock at an exercise price of $.18 per share expiring February 27, 2006.
(6) Indicates shares previously issued to MJK Trading, Inc. for repayment of a bridge loan.
(7) Includes options to purchase 150,000 shares at exercise prices ranging from $.87 to $2.96 per share.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

This prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

1. Our Annual Report on Form 10-K for the year ended August 31, 2002, filed December 16, 2002;

2. Our Proxy Statement for the 2002 annual meeting of shareholders, filed December 30, 2002 and revised February 28, 2003;

3. Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2002, filed January 21, 2003;

4. Our Quarterly Report on Form 10-Q for the quarter ended February 28, 2003, filed April 21, 2003;

5.   A Current Report on Form 8-K, filed April 28, 2003;

6.   A Current Report on Form 8-K, filed May 12, 2003;

7.   Current Report on Form 8-K, filed June 30, 2003; and

8. The description of our common stock contained in our registration statement on Form 8-A dated February 17, 2000, including any amendments or reports filed for the purpose of updating such description.

If you request, either in writing, or orally, a copy of any or all of the documents incorporated by reference, we will send to you the copies requested at no charge. You should direct requests for such copies to: Attention: Corporate Secretary, 101 Courageous Drive, League City, Texas 77573-3925, (281) 538-6000.

You should rely on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  LEGAL MATTERS

The validity of the issuance of the securities being offered hereby has been passed upon for us by Weed & Co. LLP. Weed & Co. LLP owns 100,000 shares of our common stock. Further, Weed & Co. LLP owns options to purchase 150,000 shares of our common stock at exercise prices ranging from $0.87 to $2.96 per share. The expiration date for these options is March 10, 2005.

                                     EXPERTS

Our consolidated financial statements as of and for the year ended August 31, 2002 appearing in our annual report on Form 10-K for the year ended August 31, 2002, have been audited by McManus & Co., P.C., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements are incorporated herein by reference in reliance upon the report of McManus & Co., P.C. pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.              OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

               SEC Registration Fee.................       $    522.48

               Legal Fees and Expenses..............       $ 10,000.00
               Accounting Fees and Expenses.........       $  1,000.00
               Miscellaneous........................       $  1,000.00
               --------------                              -----------

               TOTAL................................       $ 12,522.48
               ======                                      ===========


The amounts set forth above, except for the SEC registration fee, is in each case estimated. The selling stockholders will not bear any of these expenses.

ITEM 15.             INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that: "No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law;
(iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute."

Our Articles further provide that: "The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act." The Texas Business Corporation Act generally provides that a director may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (2) in which the person is found liable to the corporation.

Section 10.2 of our Bylaws provide that "The Company shall indemnify every Indemnitee [which includes officers and directors] against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with
Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company's best interests and, in all other cases, that his conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnity's Official Capacity, or
(y) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this
Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven." Section 10.4 referred to above provides that: "Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated."

ITEM 16.              EXHIBITS.

The following is a list of exhibits filed as part of this registration statement:

EXHIBIT NO.           IDENTIFICATION OF EXHIBIT

Exhibit 4.1 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form SB-2 file no. 333-20011)
Exhibit 5             Opinion re legality of Weed & Co. LLP

Exhibit 10.1          Securities Purchase Agreement with Cornell Capital
                      Partners LP (1)
Exhibit 10.2          5% Convertible Debenture with Cornell Capital Partners
                      LP (1)
Exhibit 10.3 Form of Eagle Broadband, Inc. Q Series Bond Agreement (In accordance with Item 601 of Regulation of Regulation S-K, agreements with each investor have not been filed because they are identical in all material respects except as to the parties; information with respect to each party, the number of Bonds purchased and the date of purchase). (1)
Exhibit 10.4          Addendum to Q-Series Bond (1)
Exhibit 10.5 Form of Subscription Agreement for Q Series Bond, between Eagle Broadband and certain of the investors listed in the Selling Stockholders table. Each of the investors have executed subscription agreements which are substantially identical. (In accordance with Item 601 of Regulation of Regulation S-K, agreements with each investor have not been filed because they are identical in all material respects except as to the parties; information with respect to each party, the number of Bonds purchased and the date of purchase). (1)
Exhibit 10.6          Loan Agreement with MJK Trading, Inc. (1)
Exhibit 10.7          Stock Option Agreement with MJK Trading, Inc. (1)
Exhibit 10.8 Letter Agreement with MJK Trading, Inc. re: Payment of Secured Promissory Note (1)

Exhibit 23.1          Consent of Weed & Co. LLP (included in Exhibit 5)
Exhibit 23.2          Consent of McManus & Co., P.C.


(1) Previously filed with Eagle Broadband's Form S-3, filed on June 12, 2003 (File No. 333-106074).


ITEM 17.              UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, That paragraphs 1(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and the meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in prospectus to provide such interim financial information.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of League City, State of Texas on July 1, 2003.

                                                Eagle Broadband, Inc.


                                                /S/ H. Dean Cubley
                                                -------------------------------
                                                Dr. H. Dean Cubley,
                                                Chief Executive Officer and
                                                Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                             DATE
                             -----                             ----

/S/H. Dean Cubley            Chairman of the Board and         July 1, 2003
-----------------            Chief Executive Officer
H. Dean Cubley

/S/Richard R. Royall         Chief Financial Officer,          July 1, 2003
--------------------         Principal Accounting Officer,
Richard R. Royall            and Principal Financial Officer

/S/Christopher W. Futer      Director                          July 1, 2003
-----------------------
Christopher W. Futer

/S/A. L. Clifford            Director                          July 1, 2003
-----------------
A. L. Clifford

/S/Glenn A. Goerke           Director                          July 1, 2003
------------------
Glenn A. Goerke

/S/C. J. Reinhartsen         Director                          July 1, 2003
--------------------
C. J. Reinhartsen

/S/Lorne E. Persons, Jr.     Director                          July 1, 2003
------------------------
Lorne E. Persons, Jr.